                                                                     Exhibit 3.2


                          CERTIFICATE OF INCORPORATION

                                       OF

                          FIFTEENTH CENTURY CORPORATION


                             ***********************


         1.       The name of the Corporation is

                  FIFTEENTH CENTURY CORPORATION

         2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business of purposes to be conducted or promoted is:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000); all such shares to be without par value.

         5A.      The name and mailing address of each incorporator is as
follows:

                  ROBERT L. JONES          I Gulf & Western Plaza
                                           New York, NY  10023

                  RUDOLPH J. SANSON, JR.   1 Gulf & Western Plaza
                                           New York, New York 10023

         5B.      The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                  ROBERT L. JONES          1 Gulf & Western Plaza
                                           New York, New York  10023

                  RUDOLPH J. SANSON, JR.   1 Gulf & Western Plaza
                                           New York, New York  10023

                  NORMAN R. FORSON         1 Gulf & Western Plaza
                                           New York, New York 10023

         6.       The Corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

         8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

         9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hand this 14th day of December, 1981.



                                             ---------------------------------
                                             Robert L. Jones


                                             ---------------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          FIFTEENTH CENTURY CORPORATION


         FIFTEENTH CENTURY CORPORATION, ("the Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of FIFTEENTH CENTURY CORPORATION, be amended by changing the Article thereof numbered "1." so that, as amended, said Article shall be and read as follows:

                  "l. The name of the Corporation is LIVINGSTON-GRAHAM, INC."


         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said FIFTEENTH CENTURY CORPORATION has caused this Certificate to be signed by Robert L. Jones, its Vice President, and attested by Rudolph J. Sanson, Jr., its Secretary. Dated: January 20, 1982

                                       FIFTEENTH CENTURY CORPORATION


                                       BY
                                          ------------------------------------
                                             Robert L. Jones
                                             Vice President



ATTEST:
BY
  ---------------------------------
    Rudolph J. Sanson, Jr.
    Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             LIVINGSTON-GRAHAM, INC.


         LIVINGSTON-GRAHAM, INC., ("the Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of LIVINGSTON-GRAHAM, INC., be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

                                    "FOURTH:

                  The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) having a par value of $1.00 per share."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said LIVINGSTON-GRAHAM, INC. has caused this Certificate to be signed by Gerald I. Ritthaler, its Vice President, and attested by Thomas M. Bartlett, its Assistant Secretary, this 12th day of August, 1983.

                                       LIVINGSTON-GRAHAM, INC.


                                       BY
                                          ----------------------------------
                                          Gerald I. Ritthaler
                                          Vice President

ATTEST:


BY
  --------------------------------
     Thomas M. Bartlett
     Assistant Secretary

                              CERTIFICATE OF MERGER

                                       OF

                            SAN GABRIEL MERGING CORP.

                                      INTO

                             LIVINGSTON-GRAHAM, INC.


                                      * * *


         LIVINGSTON-GRAHAM, INC. hereby certifies that:

         FIRST: The name and state of incorporation of each of the Constituent Corporations is as follows:

NAME                                         STATE OF INCORPORATION
----                                         ----------------------
San Gabriel Merging Corp................            Delaware
Livingston-Graham, Inc..................            Delaware

         SECOND: A Merger Agreement between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: The name of the Surviving Corporation is Livingston-Graham, Inc.

         FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be that of Livingston-Graham, Inc., except that the same is amended as follows:

         (a) Article 4 of the Certificate of Incorporation of Livingston-Graham, Inc. is amended to change the total number of authorized shares, reduce the par value of the common stock, authorize the issuance of preferred stock and to set forth the designation and the powers, preferences and rights and the qualifications, limitations and restrictions in respect of the shares of the preferred stock and of the common stock. Such Article 4, as amended, shall be and read in its entirety as follows:

                  "4. The total number of shares of all classes of stock which the corporation shall have authority to issue is 30,000; of which 25,000 shares, having no par value per share, will be 14% cumulative preferred stock (hereinafter referred to as "Preferred Stock"), and 5,000 shares, having a par value of $.01 per share, will be common stock (hereinafter referred to as "Common Stock").

                  The designation and the powers, preferences and rights and the qualifications, limitations or restrictions in respect of the shares of each class of stock are as follows:

                  DIVIDENDS. The holders of record of the outstanding Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, preferential cumulative dividends in each fiscal year out of earnings or surplus at the rate of $14 per share per year payable in cash semiannually on the 15th day of March and September in each year. No dividend on the Common Stock may be declared by the Board of Directors unless and until all the outstanding Preferred Stock has been redeemed or retired as set forth below. From and after the date when all the outstanding referred Stock has been redeemed or retired as set forth below, all dividends, whether in cash or other property, as may be declared by the Board of Directors from time to time, shall be paid ratably and equally, share for share, on all the outstanding shares of Common Stock.

                  VOTING RIGHTS. The holders of the Common Stock shall have the exclusive voting power for all purposes and the holders of the Preferred Stock shall have no voting rights or voice whatsoever in the affairs or management of the corporation or the right to notice of any meeting of stockholders, except as may be specifically required by law.

                  On all matters to be voted or acted upon by the stockholders, each holder of the Common Stock will be entitled to one vote for each share of such stock held of record in the holder's name on the books of the corporation at the time determined according to law. However, at all elections of directors of the corporation, each holder of the Common Stock shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder's shares of the Common Stock multiplied by the number of directors to be elected by such holder, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit.

                  REDEMPTION OR REPURCHASE. (a) The corporation may at its election, pursuant to resolution of the Board of Directors adopted at any time or from time to time, redeem all or any of the shares of the outstanding Preferred Stock by paying to the holder or holders thereof as a redemption price the sum of $100 per share plus all accumulated and unpaid dividends, if any. The corporation shall give notice if any proposed redemption of Preferred Stock by mailing a copy of such notice at least fifteen days prior to the date fixed for such redemption to the holder or holders of record of the Preferred Stock to be redeemed at their respective addresses appearing on the books of the corporation. The Board of Directors shall have absolute discretion to determine the times, terms, conditions and amount of such redemption, including the right to designate all or any number of shares of any particular Preferred Stockholder or Stockholders; PROVIDED, HOWEVER, that, to the extent permitted by law, the corporation shall redeem all outstanding shares of Preferred Stock at the redemption price of $100 per share on or before the eighth anniversary date of the original issuance thereof. From and after the date fixed for redemption in any such notice, all rights of the holders of the Preferred Stock with respect to the shares to be so redeemed shall cease except for the right to receive the redemption price without interest.

                  (b) The corporation may also at the election, by resolution of the Board of Directors adopted at any time or from time to time, purchase for retirement at the public or private sale all or any of the shares of the outstanding Preferred Stock upon the best terms reasonably obtainable, but in no event at a price greater than the redemption price of the Preferred Stock. The corporation shall not purchase or otherwise acquire any shares of Preferred Stock wither as treasury stock or for reissue.

                  (c) Any Preferred Stock so redeemed or purchased for retirement as aforesaid shall be cancelled and shall not be reissued and the authorized capital stock shall be reduced by the amount of the Preferred Stock so redeemed or purchased and such stock shall be retired from time to time in the manner provided by law.

                  LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the corporation, voluntary or otherwise, all available assets shall be distributed in cash to the holders of the Preferred Stock ratably, share for share, until the holders thereof have received an amount equal to $100 per share plus all accumulated and unpaid dividends before the holders of the Common Stock will be entitled to receive any assets. All remaining available assets shall be distributed in cash or other property, or both, to the holders of the outstanding Common Stock ratably, share for share."

         (b) To add an indemnification provision as Article 10, which Article 10 shall be and read as Follows:

                           "10. The corporation shall, to the fullest extent
                  permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto."

         FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, the address of which is 16080 Arrow Highway, Irwindale, California 91706.

         SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any of the Constituent Corporations.

         SEVENTH: The Merger shall be effective immediately upon the filing of this Certificate with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, Livingston-Graham, Inc., as the surviving corporation, has caused this certificate to be executed by its officers thereunto duly authorized as of this 7th day of September, 1983.



                                       LIVINGSTON-GRAHAM, INC.


                                       By
                                          ------------------------------
                                             Title:

Attest:


--------------------------------
    Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


         Livingston-Graham, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That the Board of Directors of Livingston-Graham, Inc., by unanimous consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation. The resolution setting forth the proposed amendment is as follows:

         "RESOLVED, that Article 4 of the Certificate of Incorporation of this corporation be amended by changing the first paragraph thereof (but with-out change to any other paragraph of Article 4) to read in its entirety as follows:

                  "4. The total number of shares of all classes of stock which the corporation shall have authority to issue is 30,000; of which 25,000 shares, having a par value of $0.01 per share, will be 14% cumulative preferred stock (hereinafter referred to as "Preferred Stock"), and 5,000 shares, having a par value of $0.01 per share, will be common stock (hereinafter referred to as "Common Stock"). Upon the filing of this Certificate of Amendment each outstanding share of Preferred Stock, without par value, shall thereupon be changed into and reclassified as one share of Preferred Stock, $0.01 par value. The Common Stock shall not be affected by the foregoing amendment."

         SECOND: That thereafter the sole stockholder of said corporation approved said amendment by written consent.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Livingston-Graham, Inc., has caused this certificate to be signed by its President and attested by its Secretary this 18th day of November, 1983.

                                       LIVINGSTON-GRAHAM, INC.


                                       By
                                          --------------------------------
                                             Merrill L. Nash, President


Attest:


---------------------------------
   George Salisbury, Secretary

                            CERTIFICATE OF OWNERSHIP

                                   AND MERGER

                     MERGING RICHMOND SCREW ANCHOR CO., INC.

                             AND SYMONS CORPORATION

                          INTO LIVINGSTON-GRAHAM, INC.


         Livingston-Graham, Inc., does hereby certify:

         FIRST: That this corporation is incorporated under the laws of the State of Delaware.

         SECOND: That this corporation owns all of the outstanding shares of stock of Richmond Screw Anchor, Co., Inc., a corporation incorporated under the laws of the State of Delaware.

         THIRD: That this corporation, by the following resolutions of its Board of Directors, adopted the unanimous written consent without a meeting as of November 30, 1983, adopted resolutions with respect to the merger and liquidation of Richmond Screw Anchor Co., Inc. into itself, as follows:

                  "WHEREAS, this corporation is the sole stockholder of Richmond Screw Anchor Co., Inc., a Delaware corporation, and it is in the best interests of this corporation to merge and liquidate into this corporation, and to assume all liabilities of, Richmond Screw Anchor Co., Inc.;

                  NOW, THEREFORE, BE IT RESOLVED, that this corporation merge and liquidate Richmond Screw Anchor Co., Inc., a Delaware corporation, its wholly-owned subsidiary corporation, into itself, and assume all of its obligations, pursuant to Section 253 of the General Corporation Law of the State of Delaware."

         FOURTH: That this corporation owns all of the outstanding shares of stock of Symons Corporation, a Corporation incorporated under the laws of the State of Delaware.

         FIFTH: That this corporation, by the following resolutions of its Board of Directors, adopted the unanimous written consent without a meeting as of November 30, 1983, adopted resolution with respect to merger and liquidation of Symons Corporation into itself and the change of its name, as follows:

         WHEREAS, this corporation is the sole stockholder of Symons Corporation, a Delaware corporation, and it is in the best interest of this corporation to merge and liquidate into this corporation, and to assume all liabilities of, Symons Corporation, and thereupon to change the name of this corporation;

         NOW, THEREFORE, BE IT RESOLVED, that this corporation merge and liquidate Symons Corporation, a Delaware corporation, its wholly-owned subsidiary corporation into itself, and assume all of its obligations, pursuant to Section 253 of the General Corporation Law of the State of Delaware;

         RESOLVED FURTHER, that Article 1 of the Certificate of Incorporation of this corporation be amended to read in its entirety as follows:

         "1. The name of this corporation is Symons Corporation."

         SIXTH: The merger and amendment shall be effective immediately upon the filing of this certificate with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, said Livingston-Graham, Inc. has caused this certificate to be signed by its President and attested to by its Secretary this 30th day of November, 1983.


                                       LIVINGSTON-GRAHAM, INC.


                                       By
                                          ---------------------------------
                                             Merrill L. Nash, President



Attest:


-----------------------------------
    George Salisbury, Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                               L-T TRANSPORT, INC.

                                      INTO

                               SYMONS CORPORATION


         Symons Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

         FIRST: That the Corporation was organized pursuant to the provisions of the Delaware General Corporation Law on December 21, 1981.

         SECOND: That the Corporation owns 100% of the outstanding shares of capital stock of L-T Transport, Inc., ("L-T") , a corporation organized pursuant to the provisions of the California Corporations Code on April 16, 1975.

         THIRD: That pursuant to Section 253(a) of the Delaware General Corporation Law the Corporation's Board of Directors has determined to merge L-T into the Corporation and has duly adopted as of April 28, 1987 the following resolutions by unanimous written consent of the members thereof, filed with the minutes of such Board of Directors.

                  RESOLVED, that the Corporation does hereby approve a merger of L-T into the Corporation, upon which the Corporation shall assume all of the obligations of L-T.

                  RESOLVED FURTHER, that, pursuant to the merger, each outstanding share of L-T capital stock shall be cancelled.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Merrill L. Nash, its President, and attested to by George Salisbury, its Secretary, this 27th day of April, 1987.


                                       By
                                          --------------------------------
                                             Merrill L. Nash, President

Attest:


-----------------------------------
   George Salisbury, Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                               SYMONS CORPORATION


         SYMONS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That said corporation owns all of the outstanding shares of capital stock of S Land Company, a California corporation.

         SECOND: That the Board of Directors of said corporation determined to merge into itself its wholly-owned subsidiary, S Land Company, and adopted the following resolutions as of September 26, 1990:

                  WHEREAS, this corporation owns all of the issued and outstanding shares of capital stock of S Land Company, a California corporation; and

                  WHEREAS, S Land Company has adopted a Plan of Liquidation which shall qualify as a liquidation under Section 332 of the Internal Revenue Code, to be effected by the merger of S Land company into this corporation;

                  NOW, THEREFORE, BE IT RESOLVED, that this corporation merge S Land Company, its wholly-owned subsidiary corporation, into itself and assume all of its obligations pursuant to Section 253 of the Delaware General Corporation Law and Sections 1108 and 1110 of the California Corporations Code; and

                  RESOLVED FURTHER, that the officers of this corporation be, and each of them hereby is, authorized, empowered and directed to execute a Certificate of Ownership and Merger merging S Land Company into this corporation, to cause said Certificate to be filed with the Delaware Secretary of State and the California Secretary of State, and to execute such other documents and take such other actions as such officer or officers shall deem necessary, appropriate or advisable in order to carry out the intent and purposes of the foregoing resolutions.

                  IN WITNESS WHEREOF, SYMONS CORPORATION has caused this certificate to be signed by Merrill L. Nash, its President, and attested by Kevin J. Combs, its Secretary, this 28th day of September, 1990.



                                       SYMONS CORPORATION


                                       By
                                          --------------------------------
                                          Merrill L. Nash,
                                          President


ATTEST:


---------------------------
Kevin J. Combs
Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                            ARCADIA INDUSTRIES, INC.


         ARCADIA INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That said corporation owns all of the outstanding shares of capital stock of Symons Corporation, a Delaware corporation.

         SECOND: That the Board of Directors of said corporation determined to merge said corporation into Symons Corporation, its wholly-owned subsidiary, and adopted the following resolutions as of September 26, 1990:

                  WHEREAS, this corporation owns all of the issued and outstanding shares of capital stock of Symons Corporation, a Delaware corporation; and

                  WHEREAS, it is deemed to be advisable and in the best interest of this corporation that this corporation merge itself into Symons Corporation;

                  NOW, THEREFORE, BE IT RESOLVED, that this corporation merge itself into Symons Corporation, with Symons Corporation being the surviving corporation, pursuant to Section 253 of the Delaware General Corporation Law; and

                  RESOLVED FURTHER, that, upon the effective date of the merger of this corporation into Symons Corporation, the sole holder of all of the outstanding shares of capital stock of this corporation may surrender his certificate or certificates representing such shares of capital stock to this corporation, and shall be entitled to receive, in exchange therefor, a certificate or certificates representing the same number of shares of capital stock of Symons Corporation; and

                  RESOLVED FURTHER, that the merger of this corporation into Symons Corporation has been duly approved by the written consent of the sole holder of all of the issued and outstanding shares of capital stock of this corporation; and

                  RESOLVED FURTHER, that the officers of this corporation be, and each of them hereby is, authorized, empowered and directed to execute a

         Certificate of Ownership and Merger merging this corporation into Symons Corporation, to cause said Certificate to be filed with the Delaware Secretary of State, and to execute such other documents and take such other actions as such officer or officers shall deem necessary, appropriate or advisable in order to carry out the intent and purposes of the foregoing resolutions.

         IN WITNESS WHEREOF, ARCADIA INDUSTRIES, INC. has caused this certificate to be signed by Merrill L. Nash, its President, and attested by Kevin J. Combs, its Secretary, this 28th day of September, 1990.

                                       ARCADIA INDUSTRIES, INC.


                                       By:
                                          ----------------------------------
                                          Merrill L. Nash,
                                          President



ATTEST:


--------------------------------
Kevin J. Combs,
Secretary




                                       2